FOX PETROLEUM INC.
64 Knightsbridge
London, England SW1X 7JF, UK

December 12, 2008

BY HAND

Carbon Energy Investments Limited
31-32 Ely Place
London, EC1N 6RD
England

Attention: Irving Aronson

Dear Sirs/Mesdames:

Re:	Agreement to purchase Alaska Oil and Gas Resources Limited
(“AOG”) dated November 5, 2008 (the “Alaska Purchase
Agreement”) and
Subscription Agreement dated November 5, 2008 (the
“Subscription Agreement”)

Further to the Alaska Purchase Agreement and the Subscription Agreement, both agreements among your company and Fox Petroleum Corporation (“Fox”), you have requested that Fox deliver to you 2,000,000 common shares of Fox (the “Down Payment Shares”) as a down payment for the total purchase price of 57,500,000 common shares under the Alaska Purchase Agreement.

We are delivering the Down Payment Shares to you as a refundable payment, which must be returned to us immediately upon demand unless the following conditions are fulfilled or Fox’s board of directors waives in writing the unfulfilled conditions:

(a)

You complete in full the Subscription Agreement in accordance with its terms, except that on the Schedule to the Subscription Agreement, the first $20 million must be paid to Fox on or before December 7, 2008, rather than November 30, 2008;

(b)	The Down Payment Shares are in lieu and replacement of the $250,000 deposit payable by Fox under the Alaska Purchase Agreement;

(c)	You will hold the Down Payment Shares in safekeeping and not deal with them in any way until closing of the Subscription Agreement and the Alaska Purchase Agreement;

(d)

You will complete the Alaska Purchase Agreement as per its terms, will sell to Fox AOG which must own the North Alexander, Kitchen and East Kitchen oil and gas leases free and clear of all encumbrances, and will provide on closing warranties and legal opinions regarding the assets of AOG that are normally requested by United States competent legal counsel in the purchase and sale of an oil asset valued at $57,500,000; and

(e)	You will provide financial statements audited in US GAAP regarding AOG to us at closing of the Alaska Purchase Agreement, audited to a date no more than 6 months before closing.

Your signature below acknowledges that you agree with the terms of this letter and have taken delivery of the Down Payment Shares.

Yours truly,

FOX PETROLEUM INC.

Per:

/s/ Alexander Craven

Alexander Craven
Vice President, Finance

Acknowledged and Agreed this 3rd day of December, 2008

Carbon Energy Investments Limited

Per:

/s/ Irving Aronson

Irving Aronson
Sole Director